                                                                      Exhibit 21

                              List of Subsidiaries

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Subsidiary                                    Publication
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Tribco Incorporated*
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Dan's Papers Inc.                             Dan's Paper and Montauk Pioneer
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Capital Hill Publishing, Inc.                 The Hill
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Nassau Community Newspaper Group, Inc.*
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South Shore Publishers, Inc.*
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Parkchester Publishing Co., Inc.*
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

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*Dormant Subsidiary